                                                                EXHIBIT 99.h(ii)

                              AMENDMENT NUMBER 1 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT

      Pursuant to the Transfer Agency and Service Agreement (the "Agreement") between The Hartford Mutual Funds, Inc. and Hartford Administrative Services Company dated as of November 1, 2001, The Hartford Income Fund, The Hartford Inflation Plus Fund, The Hartford Short Duration Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund are hereby included as five new Funds in accordance with the Additional Funds provision of Section 10 of the Agreement. All provisions in the Agreement shall apply to The Hartford Income Fund, The Hartford Inflation Plus Fund, The Hartford Short Duration Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund.

                                 THE HARTFORD MUTUAL FUNDS, INC.
                                 on behalf of:
                                 The Hartford Income Fund
                                 The Hartford Inflation Plus Fund
                                 The Hartford Short Duration Fund
                                 The Hartford Tax-Free California Fund
                                 The Hartford Tax-Free New York Fund

                                 By: /s/ David M. Znamierowski
                                     -----------------------------------
                                     David M. Znamierowski
                                     President


                                 HARTFORD ADMINISTRATIVE SERVICES COMPANY

                                 By: /s/ David M. Znamierowski
                                     -----------------------------------
                                     David M. Znamierowski
                                     Senior Vice President

Effective Date: October 31, 2002